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                                                                      EXHIBIT 12

                  RELIANT ENERGY, INCORPORATED AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                             (THOUSANDS OF DOLLARS)

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
                                                                          SIX              TWELVE
                                                                      MONTHS ENDED      MONTHS ENDED
                                                                     JUNE 30, 2000     JUNE 30, 2000
                                                                     -------------     -------------

Income from continuing operations ...............................     $    349,639      $  2,150,300
Income taxes for continuing operations ..........................          163,343         1,099,018
Capitalized interest ............................................          (18,848)          (33,802)
                                                                      ------------      ------------
                                                                           494,134         3,215,516
                                                                      ------------      ------------

Fixed charges, as defined:
   Interest .....................................................          350,491           609,382
   Capitalized interest .........................................           18,848            33,802
   Distribution on trust preferred securities ...................           26,704            54,143
   Interest component of rentals charged to operating expense ...            6,670            14,137
                                                                      ------------      ------------
   Total fixed charges ..........................................          402,713           711,464
                                                                      ------------      ------------

Earnings, as defined ............................................     $    896,847      $  3,926,980
                                                                      ============      ============

Ratio of earnings ...............................................             2.23              5.52
                                                                      ============      ============
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